UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, California 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2008, Arrowhead Research Corporation (the “Company”), entered into an Employment Agreement and a Stock Option Agreement (together with the Employment Agreement, the “Agreements”) with Dr. Christopher Anzalone, the Company’s Chief Executive Officer and President as well as a Director of the Company. Dr. Anzalone commenced employment with the Company on December 1, 2007, which was announced by press release and in a Form 8-K, dated December 4, 2007 (the “Prior 8-K”). The material terms of Dr. Anzalone’s employment and option compensation were set forth in the Prior 8-K, where it was noted that the Company and Dr. Anzalone expected to enter into an employment agreement to further clarify the terms of his employment.

The Agreements set forth the terms of Dr. Anzalone’s employment with no material changes to the terms of the Offer Letter given to Dr. Anzalone and filed as Exhibit 10.1 to the Prior 8-K. Specifically, as previously reported in the Prior 8-K, Dr. Anzalone will be paid an annual base salary of $400,000 and is eligible to receive bonuses based on the performance of the Company and individual performance objectives. Dr. Anzalone was also granted an option to purchase 2,000,000 shares of Arrowhead common stock with an exercise price of $3.92 per share, which is equal to the closing price of Arrowhead’s common stock on NASDAQ Global Market on the date of grant, December 3, 2007. The option will vest as follows: 250,000 shares vest on the six month anniversary of Dr. Anzalone’s date of hire and the balance of the shares vest in 42 equal installments on the first of each successive month. These options are governed by the Stock Option Agreement and were granted outside of the Company’s current equity incentive plans.

Dr. Anzalone will also be reimbursed up to $100,000 in relocation expenses and the Company agreed to provide supplemental life insurance to bring his life insurance benefit up to $2,000,000. If the Company terminates Dr. Anzalone’s employment without cause, the Company will pay Dr. Anzalone his base salary and benefits for twelve months.

The above is a brief summary of the Agreements. The above summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the Stock Option Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and which Agreements are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, between Arrowhead Research Corporation and Dr. Christopher Anzalone.

10.2	Stock Option Agreement, between Arrowhead Research Corporation and Dr. Christopher Anzalone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2008

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Paul C. McDonnel
Paul C. McDonnel, Chief Financial Officer

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